UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

A press release issued by Eagle Rock Energy Partners, L.P. (the “Partnership”) on March 10, 2009, regarding financial results for the quarter and year ended December 31, 2008, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.  The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.06	Material Impairments.

In connection with the preparation and audit of the Partnership’s financial statements for the year ended December 31, 2008, the Partnership concluded that it would record an impairment charge of approximately $174.9 million as a result of the depressed commodity price environment and reduced drilling activity, including a $31.0 million impairment of goodwill.  The impairment will be reflected in and discussed in more detail in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, which is expected to be filed in the next few business days from the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated March 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P., its general partner

	By:	Eagle Rock Energy G&P, LLC, its general partner

Date: March 10, 2009	By:	/s/ Joseph A. Mills
	Name:	Joseph A. Mills
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

ExhibitNo.	Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated March 10, 2009.